                                                                 EXHIBIT 99.1(c)

                   Merrill Lynch Corporate Bond Fund, Inc.
                   --------------------------------------

                            Articles Supplementary
                            ----------------------

        Merrill Lynch Corporate Bond Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation as follows:

First: The corporation is an open-end company registered as such under the Investment Company Act of 1940 with authority to issue capital stock as follows:

                                                            Number of
     Series                                             Authorized Shares
     ------                                             -----------------
High Income Portfolio Series Common Stock
     Class A                                               150,000,000
     Class B                                               150,000,000

High Quality Portfolio Series Common Stock
     Class A                                                50,000,000
     Class B                                                50,000,000

Intermediate Term Portfolio Series Common Stock            100,000,000

Second: The Board of Directors of the Corporation, acting pursuant to authority contained in the Corporation's Charter, hereby classifies 50,000,000 shares of the unissued shares of Intermediate Term Portfolio Series Common Stock as "Class B Limited Maturity Portfolio Series Common Stock" which shall have the powers, preferences, and voting or other special rights, and the qualifications, restrictions and limitations set forth in the Corporation's Charter, as amended, and as required by the Investment Company Act of 1940.

Third: To avoid confusion, all other shares of the Inter-mediate Term Portfolio Series Common Stock other than those described in Article Second hereof, shall be referred to as "Class A Intermediate Term Portfolio Series Common Stock." This is intended for purposes of identification and effects no substantive change, and shall apply both to issued and unissued shares of said Class A Limited Maturity Portfolio Series Common Stock.

Fourth: No other change is intended or effected.

        In Witness Whereof, the Corporation has caused these Articles Supplementary to be executed in its name and on its
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behalf by its Vice President and attested by its Secretary as of the 21 day of
June, 1991.

                                        MERRILL LYNCH CORPORATE BOND
Attest:                                   FUND, INC.


     /s/ Michael Hennewinkel               /s/ Edgar C. Geiger, Jr.
--------------------------------        ------------------------------
            Secretary                           Vice President


        The undersigned, Vice President of Merrill Lynch Corporate Bond Fund, Inc., who executed on behalf of said Corporate Articles Supplementary, of which this certificate made a hereby acknowledges, in the name and on behalf of said Corporationn, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                           /s/ Edgar C. Geiger, Jr.
                                        ------------------------------
                                                Vice President